Exhibit 99.1

REDWOOD TRUST TO PARTICIPATE IN MORGAN STANLEY’S STATE OF THE HOUSING MARKET WEBCAST

MILL VALLEY, CA – Thursday, September 17, 2020 – Redwood Trust, Inc. (NYSE:RWT), a leading innovator in housing credit investing, today announced that Chris Abate, Chief Executive Officer, along with other members of Redwood’s senior management team, will participate in Morgan Stanley’s State of the Housing Market webcast series on Thursday, September 24, 2020 at 8:00am Pacific Time.

Webcast Information

The event will be webcast live in the Newsroom section of Redwood’s website under "Events" http://www.redwoodtrust.com/newsroom/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any needed audio software.

Conference Call Information

To participate by phone, please dial-in at least 15 minutes prior to the start time to access the event by conference call. The live event will be accessible domestically and internationally, by dialing 1-833-653-6025 and entering access code #3294766.

An archive of the webcast will be available shortly after the presentation at the same location for 90 days.

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on making credit-sensitive investments in single-family residential and multifamily mortgages and related assets and engaging in mortgage banking activities. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, as well as through capital appreciation. Redwood Trust was established in 1994, is internally managed, and structured as a real estate investment trust (“REIT”) for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com.

Contact

Lisa Hartman – SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com